


               MONTHLY SERIES 1999-1 CERTIFICATEHOLDERS' STATEMENT
                       THE FIRST NATIONAL BANK OF ATLANTA
                       WACHOVIA CREDIT CARD MASTER TRUST


Listed below is the information which is required to be prepared with respect to the distribution date of May 15, 2000 and with respect to the performance of the Trust during the related Monthly period.

Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

D. Information Regarding the Current Monthly Distribution (Stated on the Basis of $1,000
   Original Certificate Principal Amount)

1.      The amount of the current monthly distribution in respect of Class A Monthly Principal                                $0.00

2.      The amount of the currently monthly distribution in respect of Class B Monthly Principal                              $0.00

3.      The amount of the currently monthly distribution in respect of Collateral Monthly Principal                           $0.00

4.      The amount of the currently monthly distribution in respect of Class A Monthly Interest                               $4.88

5.      The amount of the currently monthly distribution in respect of Class A Deficiency Amounts                             $0.00

6.      The amount of the currently monthly distribution in respect of Class A Additional Interest                            $0.00

7.      The amount of the currently monthly distribution in respect of Class B Monthly Interest                               $5.08

8.      The amount of the currently monthly distribution in respect of Class B Deficiency Amounts                             $0.00

9.      The amount of the currently monthly distribution in respect of Class B Additional Interest                            $0.00

10.     The amount of the currently monthly distribution in respect of Collateral Monthly Interest                            $5.58

11.     The amount of the currently monthly distribution in respect of any
        accrued and unpaid Collateral Monthly Interest                                                                        $0.00

E. Information Regarding the Performance of the Trust

1.      Collection of Principal Receivables

        (a)    The aggregate amount of Collections of Principal Receivables processed during
               the related Monthly Period which were allocated in respect of the Class A Certificates                $74,243,918.28

        (b)    The aggregate amount of Collections of Principal Receivables processed during
               the related Monthly Period which were allocated in respect of the Class B Certificates                 $5,149,869.52

        (c)    The aggregate amount of Collections of Principal Receivables processed during
               the related Monthly Period which are allocated in respect of the Collateral Interest                   $6,437,335.70

2.      Principal Receivables in the Trust

        (a)    The aggregate amount of Principal Receivables in the Trust as of the end of the
               day on the last day of the related Monthly Period                                                  $2,489,779,424.75




        (b)    The amount of Principal Receivables in the Trust represented by the Investor
               Interest of Series 1999-1 as of the end of the day on the last day of the related
               Monthly Period                                                                                       $895,953,800.00

        (c)    The amount of Principal Receivables in the Trust represented by the Series
               1999-1 Adjusted Investor Interest as of the end of the day on the last day of
               the related Monthly Period                                                                           $895,953,800.00

        (d)    The amount of Principal Receivables in the Trust represented by the Class A
               Investor Interest as of the end of the day on the last day of the related
               Monthly Period                                                                                       $775,000,000.00

        (e)    The amount of Principal Receivables in the Trust represented by the Class A
               Adjusted Investor Interest as of the end of day on the last day of the related
               Monthly Period                                                                                       $775,000,000.00

        (f)    The amount of Principal Receivables in the Trust represented by the Class B
               Investor Interest as of the end of the day on the last day of the related
               Monthly Period                                                                                        $53,757,250.00

        (g)    The amount of Principal Receivables in the Trust represented by the Collateral
               Interest as of the end of the date on the last day of the related Monthly Period                      $67,196,550.00

        (h)    The Floating Investor Percentage with respect to the related Monthly Period                                 35.6543%

        (i)    The Class A Floating Allocation with respect to the related Monthly Period                                  86.5000%

        (j)    The Class B Floating Allocation with respect to the related Monthly Period                                   6.0000%

        (k)    The Collateral Floating Allocation with respect to the related Monthly Period                                7.5000%

        (l)    The Fixed Investor Percentage with respect to the related Monthly Period                                    35.6543%

        (m)    The Class A Fixed Allocation with respect to the related Monthly Period                                     86.5000%

        (n)    The Class B Fixed Allocation with respect to the related Monthly Period                                      6.0000%

        (o)    The Collateral Fixed Allocation with respect to the related Monthly Period                                   7.5000%

3.      Delinquent Balances

        The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related
        Monthly Period:

                                                              Aggregate                                                  Percentage
                                                               Account                                                     of Total
                                                               Balance                                                  Receivables

        (a)    30 - 59 days:                                     $24,335,848.71                                             0.9644%
                                                                 ---------------
        (b)    60 - 89 days:                                     $15,860,717.62                                             0.6285%
                                                                 ---------------
        (c)    90 - or more days:                                $28,186,966.51                                             1.1170%
                                                                 ---------------
                                       Total:                    $68,383,532.84                                             2.7099%
                                                                 ---------------




4.      Investor Default Amount

        (a)    The Aggregate Investor Default Amount for the related Monthly Period                                   $3,459,177.84

        (b)    The Class A Investor Default Amount for the related Monthly Period                                     $2,992,188.69

        (c)    The Class B Investor Default Amount for the related Monthly Period                                       $207,550.76

        (d)    The Collateral Default Amount for the related Monthly Period                                             $259,438.40

5.      Investor Charge Offs

        (a)    The aggregate amount of Class A Investor Charge-Offs for the related
               Monthly Period                                                                                                 $0.00

        (b)    The aggregate amount of Class A Investor Charge-Offs set forth in 5 (a) above per
               $1,000 of original Certificate principal amount                                                                $0.00

        (c)    The aggregate amount of Class B Investor Charge-Offs for the related
               Monthly Period                                                                                                 $0.00

        (d)    The aggregate amount of Class  B Investor Charge-Offs set forth
               in 5 (c) above per $1,000 of original certificate principal amount                                             $0.00

        (e)    The aggregate amount of Collateral Charge-Offs for the related Monthly Period                                  $0.00

        (f)    The aggregate amount of Collateral Charge-Offs set
               forth in 5 (e) above per $1,000 of original certificate principal amount                                       $0.00

        (g)    The aggregate amount of Class A Investor Charge-Offs reimbursed
               on the Transfer Date immediately preceding this Distribution Date                                              $0.00

        (h)    The aggregate amount of Class A Investor Charge-Offs set forth in
               5 (g) above per $1,000 original certificate principal amount re-
               imbursed on the Transfer Date immediately preceding this Distribution Date                                     $0.00

        (i)    The aggregate amount of Class B Investor Charge-Offs reimbursed
               on the Transfer Date immediately preceding this Distribution Date                                              $0.00

        (j)    The aggregate amount of Class B Investor Charge-Offs set forth in
               5 (i) above per $1,000 original certificate principal amount re-
               imbursed on the Transfer Date immediately preceding this Distribution Date                                     $0.00

        (k)    The aggregate amount of Collateral Charge-Offs reimbursed
               on the Transfer Date immediately preceding this Distribution Date                                              $0.00

        (l)    The aggregate amount of Collateral Charge-Offs set forth in 5(k)
               above per $1,000 original certificate principal amount reimbursed
               on the Transfer Date immediately preceding Distribution Date                                                   $0.00





6.      Investor Servicing Fee

        (a)    The amount of the Class A Servicing Fee payable by the Trust to the Servicer for
               the related Monthly Period                                                                               $645,833.33

        (b)    The amount of the Class B Servicing Fee payable by the Trust to the Servicer for
               the related Monthly Period                                                                                $44,797.71

        (c)    The amount of the Collateral Interest Servicing Fee payable
               by the Trust to the Servicer for the related Monthly Period                                               $55,997.13

7.      Reallocations

        (a)    The amount of Reallocated Collateral Principal Collections with respect to
               this Distribution Date                                                                                         $0.00

        (b)    The amount of Reallocated Class B Principal Collections with respect to
               this Distribution Date                                                                                         $0.00

        (c)    The Collateral Interest as of the close of business on this Distribution Date                         $67,196,550.00

        (d)    The Class B Investor Interest as of the close of business on this Distribution Date                   $53,757,250.00

8.      Collection of Finance Charge Receivables

        (a)    The aggregate amount of Collections of Finance Charge
               Receivables processed during the related Monthly Period which
               were allocated in respect of the Class A Certificate                                                  $10,929,997.89

        (b)    The aggregate amount of Collections of Finance Charge
               Receivables processed during the related Monthly Period which
               were allocated in respect of the Class B Certificates                                                    $758,150.49

        (c)    The aggregate amount of Collections of Finance Charge
               Receivables processed during the related Monthly Period which
               were allocated in respect of the Collateral Interest                                                     $947,687.93

9.      Principal Funding Amount

        (a)    The principal amount on deposit in the Principal Funding Account on the
               related Transfer Date                                                                                          $0.00

        (b)    The Accumulation Shortfall with respect to the related Monthly Period                                          $0.00

        (c)    The Principal Funding Investment Proceeds deposited in the Finance Charge Account
               on the related Transfer Date                                                                                   $0.00

        (d)    The amount of all or the portion of the Reserve Draw Amount deposited in the
               Finance Charge Account on the related Transfer Date from the Reserve Account                                   $0.00





10.     Reserve Draw Amount                                                                                                   $0.00

11.     Available Funds

        (a)    The amount of Class A Available Funds on deposit in the Finance Charge Account
               on the related Transfer Date                                                                          $10,929,997.89

        (b)    The amount of Class B Available Funds on deposit in the Finance Charge Account
               on the related Transfer Date                                                                             $758,150.49

        (c)    The amount of Collateral Available Funds on deposit in the Finance Charge Account
               on the related Transfer Date                                                                             $947,687.93

12.     Portfolio Yield

        (a)    The Portfolio Yield for the related Monthly Period                                                          13.2908%

        (b)    The Portfolio Adjusted Yield for the related Monthly Period                                                  5.0765%

F. Floating Rate Determinations


1.      LIBOR for the interest Period ending on this Distribution Date                                                     6.13000%

THE FIRST NATIONAL BANK
OF ATLANTA
SERVICER
                                     By: Michael L. Scheuerman
                                     Title:     Senior Vice President